SORRENTOVIEW
                   Industrial Real Estate Triple Net Sublease

                                (Lease Extension)

                                   ARTICLE I
                                   BASIC TERMS


This Article One contains the Basic Terms of this Sublease between the Landlord and Tenant named below. This Sublease is subject to the Master Lease identified in Section 2.1 below. Other Articles, Sections and Subsections of the Sublease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1 DATE OF SUBLEASE. April 1, 1993

1.2 LANDLORD. GAP Portfolio Partners, a New York general partnership.

Address of Landlord:  c/o Richardson Partners, Inc., 10211 Pacific Mesa Blvd.,
                      Suite 4067, San Diego, CA 92121.

1.3 TENANT. Camino Laboratories, a Delaware corporation.
Address of Tenant: 5955 Pacific Center Blvd., San Diego, CA 92121

1.4 PREMISES. In consideration of the rents, covenants and agreement on the part of the Tenant to be paid and performed, the Landlord subleases to the Tenant, and Tenant subleases from Landlord those certain Premises identified on Exhibit "A" attached hereto and by this reference incorporated herein. The Premises contain approximately 19,897 square feet of space, and are situated within that certain building ("Building") known as Building 6 (Entire Building) and located at 5955 Pacific Center Blvd., San Diego, CA 92121. The Building is situated within that certain project ("Project") known as SORRENTOVIEW, located at the eastside of Pacific Mesa Boulevard, between Pacific Mesa Court and Pacific Center Boulevard, San Diego, California, more particularly identified on Exhibit "B" attached hereto and by this reference incorporated herein.

1.5 SUBLEASE TERM. Fifty-one (51) Months, beginning on April 1, 1993 or such date as is specified in this Sublease, and ending on June 30, 1997 (See Article
Two).

1.6 PERMITTED USES. The Premises shall be used and occupied only for general office, and medical equipment laboratory, assembly, and warehousing purposes. (See Section 5.1).

1.7 TENANT'S GUARANTOR. (If none, so state.) None.

1.8 INITIAL SECURITY DEPOSIT. (See Section 3.3) Thirteen thousand one hundred nine dollars ($13,109.00)

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1.9 RENT AND OTHER CHARGES PAYABLE BY TENANT.

      1.9.1 BASE RENT. Thirteen thousand one hundred nine dollars ($13,109.00) per month for the first twelve (12) months, as provided, in Section 3.1, and shall be increased on each annual anniversary of the Commencement Date, beginning one (1) year after the Commencement Date, by three percent (3%) of the Base Rent in effect during the immediately preceding one year period.

      1.9.2 OTHER PERIODIC PAYMENTS: ADDITIONAL RENT. (i) Real Property Taxes;
(ii) Utilities; (iii) Insurance Premiums; (iv) Common Area Charges; (v) Impounds for Insurance Premiums and Property Taxes; (vi) Maintenance, Repairs and Alterations (See Articles Four and Six). See Additional Provision Sublease Rider.

      1.10 RIDERS. The following Riders are attached to and made a part of this Sublease. (If none, so state.)

      1. Additional Provisions
      2. Tenant Improvement
      3. Option to Extend

                                   ARTICLE II
                                  SUBLEASE TERM

2.1 MASTER LEASE. Landlord is the ground lessee of the real property improved with and identified as the Project under that certain Lease dated August 25, 1987, by and between the San Diego Unified School District ("District") as lessor and Landlord as lessee (the "Master Lease"). The Master Lease provides that Landlord may construct improvements and sublease portions thereof to tenants. Accordingly, and subject to the Master Lease, Landlord is entering into this sublease with Tenant.

2.2 SUBLEASE OF PREMISES FOR SUBLEASE TERM. Landlord subleases the Premises to Tenant and Tenant subleases the Premises from Landlord for the Sublease Term. The Sublease Term is for the period stated in Section 1.5 above and shall begin and end on the dates specified in Section 1.5 above, unless the beginning or end of the Sublease Term is changed under any provision of this Sublease. The "Commencement Date" shall be the date specified in Section 1.5 above for the beginning of the Sublease Term, unless advanced or delayed under any provision of this Sublease.

2.3 DELAY IN COMMENCEMENT. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the first date specified in Section 1.5 above. Landlord's non-delivery of the Premises to Tenant on that date shall not affect this Sublease or the obligations of Tenant under this Sublease. However, the Commencement Date shall be delayed until possession of the Premises is delivered to Tenant. The Sublease Term shall be extended for a period equal to the delay in delivery of possession of the Premises to Tenant, plus the number of days necessary to end the Sublease Term on the last day of a month. If Landlord does not deliver possession of the Premises to Tenant within ninety (90) days after


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the first date specified in Section 1.5 above, Tenant may elect to cancel this
Sublease by giving written notice to Landlord within ten (10) days after the 90-day period ends. If Tenant gives such notice, the Sublease shall be cancelled and neither Landlord nor Tenant shall have any further obligations to the other. If Tenant does not give such notice, Tenant's right to cancel the Sublease shall expire and the Sublease Term shall commence upon the delivery of possession of the Premises to Tenant. If delivery of possession of the Premises to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Sublease setting forth the Commencement Date and expiration date of the Sublease. For purposes of this Section 2.3, Landlord's delivery of possession of the Premises shall mean the earlier of (i) the date Tenant occupies all or any portion of the Premises, or (ii) the date upon which the Premises are substantially complete in accordance with Exhibit A.

2.4 EARLY OCCUPANCY. If Tenant occupies the Premises prior to the Commencement Date, Tenant's occupancy of the Premises shall be subject to all of the provisions of this Sublease. Early occupancy of the Premises shall not advance the expiration date of this Sublease. Tenant shall pay Base Rent and all other charges specified in this Sublease for the early occupancy period.

2.5 HOLDING OVER. Tenant shall vacate the Premises upon the expiration or earlier termination of this Sublease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by Landlord from any delay by Tenant in vacating the Premises. If Tenant remains in possession of all or any part of the Premises after the expiration of the term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only and not a renewal hereof or an extension for any further term, and in such case, Base Rent then in effect shall be increased by twenty-five percent (25%) and other monetary sums due hereunder shall be payable in the amount and at the time specified in this Sublease; and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein, except that the month-to-month tenancy will be terminable on thirty (30) days notice given at any time by either party.

2.6 SURRENDER OF PREMISES. Upon the termination of the Sublease, Tenant shall surrender the Premises to Landlord in the condition specified in and according to Section 6.7.

                                  Article III
                                   BASE RENT

3.1 TIME AND MANNER OF PAYMENT. Upon execution of this Sublease, Tenant shall pay Landlord the Base Rent in the amount stated in Subsection 1.9.1 above for the first month of the Sublease Term. On the first day of the second month of the Sublease Term and each month thereafter, Tenant shall pay Landlord the Base Rent in United States currency, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

3.2 INCREASE. The Base Rent shall be increased at the times specified in Subsection 1.9.1 above. Tenant shall be obligated to pay the new Base Rent from its effective date until the next periodic increase without any prior notice from Landlord.


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3.3   SECURITY DEPOSIT INCREASES.

3.3.1 DEPOSIT. Upon the execution of this Sublease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.8 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Sublease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

3.4 TERMINATION; ADVANCE PAYMENTS. Upon termination of this Sublease under Article Seven (Damage or Destruction), Article Eight (Condemnation), or any other termination not resulting from Tenant's default, and after Tenant has vacated the Premises in the manner required by this Sublease, an equitable adjustment shall be made concerning advance rent, any other advance payments made by Tenant to Landlord, and accrued real property taxes, and Landlord shall refund the unused portion of the Security Deposit to Tenant or Tenant's successor.

Article IV
                         OTHER CHARGES PAYABLE BY TENANT

4.1 ADDITIONAL RENT. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Sublease provides otherwise, all Additional Rent shall be paid with the next monthly installment of Base Rent and shall be in United States currency. The term "rent" shall mean Base Rent and Additional Rent.

4.2 REAL PROPERTY TAXES.

      4.2.1 PAYMENT OF TAXES. Tenant shall pay its proportionate share of all real property taxes and general and special assessments, levied and assessed against the Project of which the Premises are a part. Tenant's proportionate share of real property taxes shall be the ratio that the total number of square feet in the Premises bears to the total number of sub-leasable square feet in the Project. Each year Landlord shall notify Tenant of Landlord's calculation of Tenant's proportionate share of the real property taxes and together with such notice shall furnish Tenant with a copy of the tax bill. If any supplemental tax bills are delivered with respect to the Project, Landlord may notify Tenant of Landlord's new calculation of Tenant's proportionate share of real property taxes as soon as such supplemental tax bill is received. Subject to Section 4.8 below, Tenant shall reimburse Landlord for Tenant's proportionate share of the Real Property Taxes semiannually no later than fifteen (15) days before the taxing authority's delinquency date.

      4.2.2 DEFINITION OF "REAL PROPERTY TAX." "Real Property Tax" means: (i) any fee, license fee, license tax, commercial rental tax, levy, charge, assessment, penalty or tax (other than inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, including any City, County, State or Federal government, or any school, agriculture, lighting, drainage or other improvement district thereof, as against any legal or


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equitable interest of Landlord in the Premises; (ii) any tax on the Landlord's
right to receive, or the receipt of, rent or income from the Premises or against Landlord's business of leasing the Premises; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Premises by any governmental agency; (iv) any tax imposed upon this transaction or based upon a reassessment of the Premises due to a change in ownership or transfer of all or part of Landlord's interest in the Premises; and
(v) any charge or fee replacing any tax previously included within the definition of Real Property Tax. "Real Property Tax" does not, however, include Landlord's Federal or State income, franchise, inheritance or estate taxes.

      4.2.3 JOINT ASSESSMENT. If the Premises is not separately assessed, Tenant's share of the Real Property Tax payable by Tenant under Subsection 4.2.1 shall be determined from reasonably available information. Landlord shall make a reasonable determination of Tenant's proportionate share of such real property tax and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

      4.2.4 PERSONAL PROPERTY TAXES.

            (a) Tenant shall pay prior to delinquency all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall attempt to have such personal property taxed separately from the Premises.

            (b) If any such taxes on Tenant's personal property are levied against Landlord or Landlord's Premises, or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant, then Landlord, after written notice to Tenant, shall have the right to pay the taxes based upon such increased assessments, regardless of the validity thereof, but only under proper protest if requested by Tenant in writing. If Landlord shall do so, then Tenant shall, upon demand, repay to Landlord the taxes levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment. In any such event, however, Tenant, at Tenant's sole cost and expense, shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest; any amount so recovered to belong to Tenant.

            (c) If any of Tenant's personal property is taxed with the Premises, Tenant shall pay Landlord the taxes for the personal property within fifteen
(15) days after Tenant receives a written statement from Landlord for such personal property taxes.

      4.2.5 TENANT'S RIGHT TO CONTEST TAXES. Tenant may attempt to have the assessed valuation of the Premises reduced or may initiate proceedings to contest the Real Property Tax. If required by law, Landlord shall join in the proceedings brought by Tenant. However, Tenant shall pay all costs of the proceedings, including any costs or fees incurred by Landlord. Upon the final determination of any proceeding or contest, Tenant shall immediately pay the excess Real Property Tax due, together with all costs, charges, interest and penalties incidental to the proceedings. If Tenant does not pay the excess Real Property Tax when due when due and contests such taxes, Tenant shall not be in default under this Sublease for nonpayment of such taxes if Tenant deposits funds with Landlord or opens an interest bearing


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account reasonably acceptable to Landlord in the joint names of Landlord and
Tenant. The amount of such deposit shall be sufficient to pay the excess Real Property Tax plus a reasonable estimate of the interest, costs, charges and penalties which may accrue if Tenant's action is unsuccessful, less any applicable tax impounds previously paid by Tenant to Landlord. The deposit shall be applied to the excess Real Property Tax due, as determined at such proceedings. The excess Real Property Tax shall be paid under protest from such deposit if such payment under protest is necessary to prevent the Premises from being sold under a "tax sale" or similar enforcement proceeding.

4.3 UTILITIES. Tenant shall arrange for and pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer, telephone, water and other utilities and services supplied to the Premises. Landlord will cooperate in attempting to have each of the utilities supplied to the Premises separately metered. However, if any such utilities or services are jointly metered with other premises within the Project, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services, based on information reasonably available to Landlord, and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement of such cost.

4.4 INSURANCE PREMIUMS.

      4.4.1 LIABILITY INSURANCE. During the Sublease Term, Landlord shall maintain a policy of comprehensive public liability insurance at Tenant's expense, insuring Landlord against liability arising out of the ownership, use, occupancy or maintenance of the Premises. The initial amount of such insurance shall be at least $5,000,000.00, and shall be subject to periodic increase based upon inflation, increased liability awards, recommendations of professional insurance advisers, and other relevant factors. However, the amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. The policy shall contain cross-liability endorsements, if applicable, and shall insure Tenant's performance of the indemnity provisions of
Section 5.4. Tenant shall, at Tenant's expense, maintain such other liability insurance as Tenant deems necessary to protect Tenant.

      4.4.2 HAZARD AND RENTAL INCOME INSURANCE. During the Sublease Term, Landlord shall, at Tenant's expense, maintain policies of insurance covering loss of or damage to the Premises to the extent of at least one hundred percent (100%) of its replacement value. Such policies shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, and any other perils which Landlord deems necessary. Landlord may obtain insurance coverage for Tenant's fixtures, equipment or building improvements installed by Tenant in or on the Premises. Tenant shall, at Tenant's expense, maintain such primary or additional insurance on its fixtures, equipment and building improvements as Tenant deems necessary to protect its interest. During the Sublease Term, Landlord may also maintain a rental income insurance policy at Tenant's expense, with loss payable to Landlord in an amount equal to one year's Base Rent (as adjusted periodically), estimated Real Property Taxes and insurance premiums. Tenant shall not do or permit to be done anything which invalidates any such insurance policies.

      4.4.3 PAYMENT OF PREMIUMS; INSURANCE POLICIES. Tenant shall pay its pro rata share of the premiums for maintaining the insurance required by Subsections
4.4.1 and


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4.4.2. Tenant's pro rata share of all such premiums shall be based on the same proportion as used for payment of taxes pursuant to Subsection 4.2.1 hereof. All such amounts will be due and payable upon ten (10) days written notice.

      4.4.4 INCREASE IN FIRE INSURANCE PREMIUM. Tenant agrees that it will not keep, use, manufacture, assemble, sell or offer for sale in or upon the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the term of this Sublease on the amount of such insurance which may be carried by Landlord on said Premises or the building of which it is a part, resulting from the acts or omissions of the Tenant, its agents, servants or employees, or the use or occupancy of the Premises by the Tenant or from the type of materials or products stored, manufactured, assembled or sold by Tenant in the Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant's use of the Premises, a schedule, issued by the organization making the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the Premises.

      4.4.5 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Tenant shall, upon the policies of insurance required under this Sublease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Sublease.

4.5 COMMON AREAS.

      4.5.1 DEFINITION; LOCATION. As used in this Sublease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of tenants of the Project or which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, retaining walls, truck serviceways, pedestrian malls, stairs, ramps, restrooms, access roads, corridors, landscaping and planted areas. Landlord may from time to time change the size, location, nature and use of the Common Areas, including converting Common Areas into leasable areas, construction of additional parking facilities (including parking structures) in the Common Areas, and increasing or decreasing Common Area land and/or facilities. Tenant acknowledges that such activities may result in occasional inconvenience to Tenant from time to time. Such activities and changes shall be expressly permitted if they do not materially affect Tenant's use of the Premises.

      4.5.2 USE OF COMMON AREAS. Subject to other provisions of this Sublease, Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others


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who use the Common Areas with Tenant's expressed or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in and to the Common Areas as, in Landlord's judgment, may be desirable to improve the Project. Tenant shall not, at any time, intentionally interfere with the rights of Landlord, other tenants, or any other person entitled to use the Common Areas.

      4.5.3 VEHICLE PARKING. Tenant shall be entitled to use 3.8 vehicle parking spaces in the Project for each 1,000 (One Thousand) square feet within the Premises without paying any additional rent. Tenant's parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Project or on the adjacent public streets. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. If Tenant parks more vehicles in the parking area than the number identified herein, such conduct shall be a material breach of the Sublease.

      4.5.4 MAINTENANCE OF COMMON AREAS. Landlord shall maintain the Common Areas in good order, condition and repair and shall operate the Project, in Landlord's sole discretion, as a first class industrial/commercial real property development. Tenant shall pay Tenant's pro rata share (as defined below) of all costs incurred by Landlord for the operation and maintenance of the Common Area. Common Area costs include, but are not limited to, costs and expenses for the following: gardening and landscaping; pest extermination services; utilities, water and sewage charges; maintenance of signs (other than Tenant's signs); premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and all Common Area improvements; all personal properly taxes levied on or attributable to personal property used in connection with the Common Areas; straight-line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; the reasonable rental value of any Common Area located within any building situated within the Project; fees for management of the Project and Common Areas; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining , painting, lighting, cleaning, refuse removal, security and similar items; reserves; and a reasonable allowance to Landlord for Landlord's supervision of the Common Areas (not to exceed five percent (5%) of the total of all other Common Area costs for the calendar year). Landlord may cause any or all of such services to be provided by third parties, or by entities associated with Landlord. Common Area costs shall not include depreciation of real property which forms part of the Common Areas. Landlord may, at Landlord's election, estimate in advance and charge to Tenant monthly as Common Area costs, all real property taxes for which Tenant is liable under the Sublease, all insurance premiums for which Tenant is liable under the Sublease, and all maintenance and repair costs for which Tenant is liable under the Sublease.

      4.5.5 TENANT'S SHARE AND PAYMENT. Tenant shall pay Tenant's annual pro rata share of all estimated Common Area costs, in advance, in monthly installments on the first day of each month during the Sublease Term (prorated for any fractional month). Tenant's pro rata share shall be calculated by dividing the square foot area of the Premises, as set forth in Section 1.4 of the Sublease, by the aggregate square foot area of the leaseable area within the


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Project, whether currently leased or not upon the date the computation is made.
Landlord may adjust such estimates at any time and from time to time based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next rent payment date after notice to Tenant. Within thirty (30) days after the end of each calendar year of the Sublease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the actual Common Area costs paid or incurred by Landlord during the preceding calendar year and Tenant's pro rata share. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period. Any changes in the Common Area costs and/or the aggregate area leased or held for lease for the exclusive use of all tenants of the Project during the Lease Term shall be effective on the first day of the month after such change occurs.

      4.5.5.1 ALTERNATIVE PAYMENT. Notwithstanding the foregoing, Landlord has the right to notify Tenant on a monthly or other basis of the actual amount Landlord has expended for all Common Area costs incurred during the previous month or period. Such notice shall also set forth Tenant's pro rata share of such actual costs. Upon receipt of such statement, Tenant shall pay with the next monthly installment of rent Tenant's pro rata share of the actual Common Area costs incurred during the previous month or period.

      4.5.6 ADDITIONAL AREAS. In addition to the Common Areas and costs associated therewith described in this Section 4.5, Landlord may, but is not obligated to, provide certain additional spaces and areas within the Project ("Additional Areas") as (and included within the definition of) Common Areas. The Additional Areas may include, but are not limited to, an office used by and subject to the exclusive control of Landlord for leasing and/or managing the Project, a conference room available on a reserved basis for use by tenants within the Project during normal business hours, and a locker room facility for use by tenants of the Project and their employees that are employed at the Project. Common Area costs for which Tenant is liable for its pro rata share as described in Section 4.5.4 shall include costs of operating and the reasonable rental value of the space occupied by the Additional Areas.

4.6 LATE CHARGES. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs is impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground sublease, mortgage or trust deed encumbering the Premises. Therefore, if Landlord does not receive any rent payment within five
(5) days after it becomes due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

      4.6.1 REPEATED LATE CHARGES. In the event that a late charge is payable under this Sublease whether or not collected, for two installments of Base Rent during any one calendar year of the Sublease Term, then the Base Rent shall automatically become due and payable quarterly in advance, rather than monthly. All monies paid to Landlord under this provision may be commingled with other monies of Landlord and shall not bear interest.


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4.7 INTEREST ON PAST DUE OBLIGATIONS. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of ten percent (10%) per annum or at the highest rate then permitted by law, whichever is less, from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Sublease. The payment of interest of such amounts shall not excuse or cure any default by Tenant under this Sublease. If the interest rate specified in this Sublease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

4.8 IMPOUNDS FOR INSURANCE PREMIUMS AND REAL PROPERTY TAXES. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Premises or the Project if Landlord deems it necessary in Landlord's sole and absolute discretion, or if Tenant is more than ten (10) days late in the payment of rent more than once in any consecutive twelve (12) month period, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual Real Property Tax and/or insurance premiums payable by Tenant under this Sublease, together with each payment of Base Rent. Such payment shall be paid to the ground lessor or lender if required or held by Landlord in an impound account with no obligation to pay the Tenant interest thereon. The amount of the Real Property Tax and insurance premiums when unknown shall be reasonably estimated by Landlord. Funds in the impound account shall be applied by Landlord to the payment of real property taxes and insurance premiums when due. Any deficiency of funds in the impound account shall be paid by Tenant to Landlord up on written request. If Tenant defaults under this Sublease, Landlord may apply any funds in the impound account to any obligation then due under this Sublease.


                                    ARTICLE V
                                 USE OF PREMISES

5.1 PERMITTED USES. Tenant may use the Premises only for the Permitted Uses set forth in Section 1.6 above.

5.2 MANNER OF USE.

      5.2.1 OBJECTIONABLE USES. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with or infringe on the rights of other occupants of the building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, or objectionable purposes; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises. Tenant shall not be liable to Landlord for any other occupant's failure to so conduct itself.

      5.2.2 NONPERMITTED USES. Tenant shall not do or permit to be done in or about the Premises nor bring, keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by any standard form of fire insurance policy or will in any way increase the existing rate of or affect any fire or other insurance upon the building or any part thereof or any of its contents, or cause a cancellation of any insurance policy covering the building or any part thereof or any of its contents. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the Premises, and the requirements of any Board of Fire Underwriters or other similar body now or hereafter instituted, with any order, directive or certificate of occupancy issued pursuant to any law, ordinance or regulation by any public officer insofar as the same relates to or affects the condition, use or occupancy of the Premises, including but not limited to, requirements of structural changes related to or affected by Tenant's acts, occupancy or use of the Premises, all at Tenant's sole expense. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Landlord, whether or not Tenant is a party to such action, shall be conclusive in establishing such violations between Landlord and Tenant.

      5.2.3 NOXIOUS ODORS. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the building by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the building. Tenant shall not conduct any auction on the Premises. No cooking shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes. Tenant shall not use or keep in the Premises or the building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than supplied by Landlord.

      5.2.4 PERMIT. Tenant shall obtain and pay for all permits required for Tenant's occupancy of the Premises and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Premises, including the Occupational Health and Safety Act.

5.3 SIGNS AND AUCTIONS.

      5.3.1 AUCTION. Tenant shall not conduct, or permit to be conducted, any sale by auction on the Premises.

      5.3.2 PROHIBITED SIGNS. Tenant shall not place, or suffer to be placed or maintained, on any exterior door, wall or window of the Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door, or that can be seen through the glass, of the Premises without Landlord's prior written approval. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or thing as may be approved, in good condition and repair at all times.

      5.3.3 SIGN CRITERIA. Landlord not required to install any sign for Tenant.

5.4 HAZARDOUS MATERIALS.

      5.4.1 PROHIBITION OF STORAGE. Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the

Premises or the Project by Tenant, its agents, employees, contractors or invitees, other than those expressly permitted by Landlord and identified below. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials on the Premises caused or permitted by Tenant (including Hazardous Materials specifically permitted and identified below) results in contamination of the Premises, or if contamination of the Premises by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord, its agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including without limitation diminution in value of the Premises or any portion of the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or Project, damages arising from any adverse impact on marketing of space in the Premises or the Project, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Sublease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises, provided that Landlord's approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project.

      5.4.2 TERMINATION OF LEASE. Notwithstanding the provisions of Paragraph
5.4.1 above, if (i) any anticipated use of the Premises by Tenant or any proposed assignee or sublessee of Tenant involves generation, storage, use, treatment or disposal of Hazardous Material, (ii) Tenant or the proposed assignee or sublessee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such party's action or use of the property in question, or (iii) Tenant or the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material, Landlord shall have the right to terminate the Lease in Landlord's sole and absolute discretion (with respect to any such matter involving Tenant) and it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting (with respect to any such matter involving a proposed assignee or sublessee).

      5.4.3 TESTING. At any time prior to the expiration of the Sublease Term, Landlord shall have the right to conduct appropriate tests of water and soil and to deliver to Tenant the results of such tests to demonstrate that contamination in excess of permissible levels has occurred as a result of Tenant's use of the Premises. Tenant shall further be solely responsible for and shall defend, indemnify and hold the Landlord, its agents and contractors harmless from and against all claims, costs and liabilities including actual attorneys' fees and costs, arising of or in connection with any removal, clean up, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials.

      5.4.4 UNDERGROUND TANKS. If underground or other storage tanks storing Hazardous Materials are located on the Premises or are hereafter placed on the Premises by any party, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the California Administrative Code, Title 23, Chapter 3, Subchapter 16, "Underground Storage Tank Regulations," and Division 20, Chapter 6.7 of the California Health & Safety Code "Underground Storage of Hazardous Substances," as they now exist or may hereafter be adopted or amended.

      5.4.5 TENANT'S OBLIGATIONS. Tenant's obligations under this Paragraph 5.4 shall survive the termination of the Sublease. During any period of time employed by Tenant after the Termination of this Sublease to complete the removal from the Premises of any such Hazardous Materials, Lessee shall continue to pay the full rental in accordance with this Sublease, which rental shall be prorated daily.

      5.4.6 DEFINITION OF "HAZARDOUS MATERIAL." As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117, 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances) (v) petroleum, (vi) asbestos, (vii) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a "hazardous waste'" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et. seq. (42 U.S.C. Section 6903), or
(x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.
Section 9601 et. seq. (42 U.S.C. Section 9601).

5.5 INDEMNIFICATION OF LANDLORD. Tenant shall indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life , personal injury and/or damage to property arising from or out of any occurrence in, upon or about the Premises, or the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act of omission of Tenant, its agents, contractors, employees, servants, tenants or concessionaires. Tenant shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in performance of any obligation on Tenant's part to be performed under the terms of this Sublease, or arising from any act, neglect, fault or omission of Tenant or its agents, contractors, employees, servants, tenants or concessionaires, and from and against all costs, attorneys' fees, expenses and liabilities incurred in connection with such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except (i) that which is caused by the failure of Landlord to observe any of the terms and conditions of this Sublease where such failure has persisted for an unreasonable period of time after written notice of such failure, and (ii) Landlord's gross negligence or intentional misconduct. Tenant hereby waives all its claims in respect thereof against Landlord.

5.6 LANDLORD'S ACCESS. Landlord or its agents may enter the Premises at all reasonable times to show the Premises to potential buyers, investors or tenants or other parties, or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Sublease" signs on the Premises.

5.7 QUIET POSSESSION. See "Quiet Possession and Nondisturbance" clause in the Additional Provisions Sublease Rider.

5.8 WINDOW COVERING. Landlord shall select and install a standard window covering for use throughout the Project, including all windows in the Premises.

                                   ARTICLE VI
                             CONDITION OF PREMISES;
                      MAINTENANCE, REPAIRS AND ALTERATIONS

6.1 EXISTING CONDITIONS. Tenant accepts the Premises in its condition as of the execution of the Sublease, subject to any other provisions of this Sublease and to all recorded maters, laws, ordinances, and governmental regulations and orders. Tenant acknowledge that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant's intended use.

6.2 EXEMPTION OF LANDLORD FROM LIABILITY; WAIVER. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air condition or lighting fixtures or any other cause; (c) conditions arising in or about the Premises or upon other portions of any building of which the Premises is a part, or from other sources or places; or (d) any act or omission of any other tenant of any building of which the Premises is a part. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for the foregoing damages from any cause arising at any time. The provisions of this Section 6.2 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

6.3 TENANT'S OBLIGATIONS.

      6.3.1 MAINTENANCE AND REPAIR. Tenant shall keep the Premises (including all nonstructural, interior and exterior areas, systems and equipment, all glass, glazing, window moldings, partitions, doors, door hardware, interior painting, fixtures and appurtenances thereof [including electrical, lighting, plumbing and plumbing fixtures]) in good order, condition and repair during the Sublease Term. Tenant shall promptly replace any portion of the Premises or system or equipment in the Premises which cannot be fully repaired regardless of whether the benefit of such replacement extends beyond the Sublease Term. Tenant shall also maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system (including leaks around ducts, pipes, vents, or other pa of the air conditioning) by a licensed heating and air conditioning contractor. However, Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for preventive maintenance of the heating and air conditioning system, at Tenant's expense.* It is the intention of the Landlord and Tenant that, at all times during the Sublease Term, Tenant shall maintain the Premises in an attractive, first class and fully operative condition. *in the event Landlord determines that Tenant is maintaining the HVAC system in an unsatisfactory manner.

      6.3.2 TENANT EXPENSE. All of Tenant's obligations to maintain and repair shall be accomplished at Tenant's sole expense. If Tenant refuses or neglects to repair properly as required hereunder and to the reasonable satisfaction of Landlord, Landlord may, on ten (10) days' prior notice (except that notice shall be required in case of emergency) enter the property and perform such repair and maintenance on behalf of Tenant without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Landlord's costs for making such repairs plus five percent (5%) for overhead upon presentation of bill therefor, as additional rent. Said bill shall include interest at ten percent (10%) on said costs from the date of completion of repairs by Landlord.

6.4 LANDLORD'S OBLIGATIONS. Landlord shall be responsible for the maintenance and repair of structural portions of the Premises. As used herein, structural portions of the Premises shall only refer to the foundation and slabs, exterior walls, and exterior roof of the building in which the Premises is located. If Landlord is required to make repairs to structural portions by reason of Tenant's conduct or activities, Landlord may add the cost of such repairs to the rent which shall thereafter become due. If Tenant refuses or neglects to repair property as required hereunder, and to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Landlord as additional rent Landlord's cost for making such repairs, plus five percent (5%) for overhead upon presentation of bill thereafter. Said bill shall include interest at ten percent (10%) per year on said costs from the date of completion of repairs by Landlord. The Tenant shall pay its pro rata share, computed in accordance with Subsection 4.2.1 hereof, of all repairs by Landlord to the structural portions of the building where the Premises are located. All such amounts shall be due and payable upon five (5) days' written notice from Landlord.

6.5 ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

      6.5.1 PROHIBITED ACTIONS. Tenant shall not make any alterations, additions or improvements to the Premises without Landlord's prior written consent, except for non-structural alterations which do not exceed Five Thousand Dollars ($5,000) in cost cumulatively over the Sublease Term and which are not visible from the outside of any building of which the Premises is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Subsection 6.5.1 upon Landlord's written request. All alterations, additions, and improvements will be accomplished in good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials. Any additions to, or alterations of, the Premises, except moveable furniture and trade fixtures, shall become at once a part of the Premises and belong to Landlord. However, this shall not prevent the Tenant from installing trade fixtures, machinery or other trade equipment in conformance to all applicable ordinances of the above-specified city and county, and the same may be removed upon the termination of this Sublease, provided the Premises is not damaged by such removal, and Tenant shall not then be in default under the terms and conditions of this Sublease.

      6.5.2 PAYMENT BY TENANT. Tenant shall pay when due all claims for labor and material furnished to the Premises. Tenant shall give Landlord at least thirty (30) days' prior written notice of the commencement of any work on the Premises. Landlord may elect to record and post notices of nonresponsibility on the Premises.

      6.5.3 FREEDOM FROM LIENS. Tenant shall keep the Premises, all other property therein and the Building free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant, and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys' fees and costs, shall be payable to Landlord by Tenant on demand with interest at the maximum rate allowed by law.

      6.5.4 WRITTEN NOTIFICATION REQUIRED. Tenant will notify Landlord in writing thirty (30) days prior to commencing any alterations or additions to allow Landlord time to file notices of nonresponsibility. The Landlord reserves the right to approve any contractor and method of payment, prior to said contractor making any improvements to the Premises.

      6.5.5 COMMON AREA CONSTRUCTION. Tenant acknowledges that from time to time Landlord may be required to construct, alter, or improve Common Areas within the Project. Landlord will attempt to minimize any disruption to Tenant's business, but Tenant hereby releases Landlord from any and all claims pertaining to such construction, alteration, or improvement not caused by Landlord's gross negligence or willful misconduct.

6.6 RULES AND REGULATIONS.

      6.6.1 The Tenant agrees as follows:

            (1) Landlord shall arrange for a trash collection service which will provide and periodically empty trash containers placed in designated areas for use by Tenant and other tenants in the Project. Tenant shall be responsible for placing all of its garbage and trash in such trash containers.

            (2) No aerial shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the written consent of the Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

            (3) No loudspeakers televisions, phonographs, radios, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of the Landlord.

            (4) The outside areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish by the Tenant to the satisfaction of the Landlord and Tenant shall not place or permit any obstruction or materials in such areas. No exterior storage shall be allowed without permission in writing from Landlord.

            (5) The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant who shall, or whose employees, agents or invitees shall have caused it.

            (6) Tenant shall not burn any trash or garbage of any kind in or about the Premises, or the Project.

            (7) The sidewalks, halls, passages, exits, entrances, and stairways in and about the Project shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, stairways, balconies and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Project and their Tenants, provided that nothing herein contained shall be constructed to prevent such access to persons with whom the Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No Tenant and no employees or invitees of any Tenant shall go upon the roof of the building , except to maintain RVAC system per Paragraph 6.3.1.

                  (8) No additional locks or bolts of any kind shall be placed upon doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanisms thereof. Tenant must, upon the termination of Tenant's tenancy, restore to Landlord all keys of stores, offices and toilet rooms either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys so furnished Tenant shall pay to Landlord the cost thereof.

                  (9) No Tenant shall lay linoleum or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except by a paste, or other material, which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises, shall be subject to approval by Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant by whom, or by whose agents, clerks, employees, or visitors, the damage shall have been caused.

                  (10) Tenant will not install blinds, shades, awnings, or other form of inside or outside window covering, or window ventilators or similar devices, without the prior written consent of Landlord.

      Landlord reserves the right from time to time to amend or supplement the foregoing rules and regulations, and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant and Tenant agrees to comply with all such rules and regulations upon receipt of notice to Tenant from Landlord. Landlord shall not be liable in any way to Tenant for any damage or inconvenience caused by any other Tenant's non-compliance with these rules and regulations.

      6.7 CONDITION UPON TERMINATION. Upon the termination of the Sublease, Tenant shall surrender the Premises to Landlord, broom-clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Sublease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the termination of the Sublease and to restore the Premises to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the termination of the Sublease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

6.8 MAINTENANCE OF COMMON AREAS. Landlord shall maintain the Common Areas as set forth in Section 4.5 above.

                                  ARTICLE VII
                              DAMAGE OR DESTRUCTION

7.1 PARTIAL DAMAGE TO PREMISES. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises or the Building. If the Premises or the Building is only partially damaged and if the proceeds received by Landlord from the insurance policies described in Subsection 4.4.2 are sufficient to pay for the necessary repairs, this Sublease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect to repair any damage to Tenant's fixtures, equipment, or improvements. If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Subsection 4.4.2, Landlord may elect either to (a) repair the damage as soon as reasonably possible, in which case this Sublease shall remain in full force and effect or
(b) terminate this Sublease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage, whether Landlord elects to repair the damage or terminate the Sublease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies or the Tenant's pro rata share thereof if the Premises is a multi-tenant building, and, if the damage was due to an act or omission of Tenant, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate this Sublease, Tenant may elect to continue this Sublease in full force and effect, in which case Tenant shall repair any damage to the Premises and any building in which the Premises is located. Tenant shall pay the cost of such repairs, except that, upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice. If the damage to the Premises occurs during the last six (6) months of the Sublease Term, Landlord may elect to terminate this Sublease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds and Landlord may retain all such proceeds. In such event, Landlord shall not be obligated to repair or restore the Premises and Tenant shall have no right to continue this Sublease. Landlord shall notify Tenant of its election within thirty (30) days after receipt of notice of the occurrence of the damage.

7.2 TOTAL OR SUBSTANTIAL DESTRUCTION. If the Premises is totally or substantially destroyed by any cause whatsoever, or if the Premises is in a building which is substantially destroyed (even though the Premises is not totally or substantially destroyed), this Sublease shall, at the election of the Landlord, terminate as of the date the destruction occurred regardless of whether Landlord receives any insurance proceeds. However, if the Premises can be rebuilt within one (1) year after the date of destruction, Landlord may elect to rebuild the Premises at Landlord's own expense (with all insurance proceeds being made available to the Landlord to apply against such costs), in which case, this Sublease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after the occurrence of total or substantial destruction. If the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

7.3 UNINSURED CASUALTY. In the event the Premises are destroyed to the extent of fifteen percent (15%) or more of the replacement value thereof by any casualty not covered under the fire and extended coverage insurance covered by Landlord or Tenant, then Landlord may elect to terminate this Sublease. In the event of such termination the rights and obligations of the parties hereunder shall cease. If the Landlord does not elect to so terminate, then the Landlord shall promptly commence repairing such damage at the Landlord's cost and expense.

7.4 LANDLORD'S OBLIGATIONS. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any panelings, decorations, partitions, railings, floor coverings, office fixtures or any other improvements or property installed in the Premises by Tenant or at the direct or indirect expense of Tenant which are not part of the original Tenant improvements paid for by Landlord. Tenant shall be required to restore or replace same in the event of damage except for damage caused solely by the Landlord's negligence or intentional misconduct. Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration, nor shall Tenant have the right to terminate this Sublease as the result of any statutory provision now or hereafter in effect pertaining to the damage and destruction of the Premises, except as expressly provided herein.

7.5 TEMPORARY REDUCTION IN RENT. If the Premises are destroyed or damaged and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced by the amount payable under any rental income insurance paid to Landlord. Except for such possible reduction in payments required from the Tenant, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Premises.

7.6 WAIVER. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a sublease in the event of damage or destruction of the premises. Tenant agrees that the provisions of this Article Seven shall govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of the Premises.

                                  ARTICLE VIII
                                  CONDEMNATION

8.1 CONDEMNATION. If all or any portion of the Premises is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Sublease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession whichever occurs first. If more than twenty percent (20%) of the floor area of the Premises is taken, either Landlord or Tenant may terminate this Sublease as of the date the condemning authority take title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes possession). If more than twenty percent (20%) of all subleaseable space in the building in which the Premises are located is taken the Landlord may elect to terminate this Sublease by delivering such notice to Tenant. If neither Landlord nor Tenant terminates this Sublease, this Sublease shall remain in effect as to the portion of the Premises not taken, except that the Base Rent shall be reduced in proportion to the reduction in the floor area of the Premises. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Premises, the amount of its interest in the Premises and the Tenant hereby assigns any other rights which the Tenant may have now or in the future to any other award to the Landlord; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property, and the Tenant hereby assigns any other rights which the Tenant may have now or in the future to any other award to the Landlord, and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the subleasehold, the taking of the fee, or otherwise. If this Sublease is not terminated, Landlord shall repair any damage to the Premises caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Sublease or make such repair at Landlord's expense.

                                   ARTICLE IX
                            ASSIGNMENT AND SUBLETTING

9.1 LANDLORD'S CONSENT REQUIRED. No portion of the Premises or of Tenant's interest in this Sublease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.2 below. Any attempted transfer without consent shall be void and shall constitute a noncurable breach of this Sublease. If tenant is a partnership, (i) any cumulative transfer or more than twenty percent (20%) of the partnership interests, or (ii) the admission of a new general partner, or (iii) the transfer of any interest of any general partner in the partnership shall require Landlord's consent.

9.2 TENANT AFFILIATE. Tenant may assign this Sublease or sublease the Premises, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Sublease, but the Tenant shall remain primarily liable hereunder.

9.3 NO RELEASE OF TENANT. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Sublease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Sublease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Sublease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Sublease.

9.4 LANDLORD'S ELECTION Tenant's request for consent to any transfer described in Section 9.1 above shall be accompanied by a written statement setting forth the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and rent and security deposit payable under any assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right (a) to withhold consent, if reasonable; (b) to grant consent; or (c) if the transfer is a sublease of the Premises or an assignment of this Sublease, to terminate this Sublease as of the effective date of such sublease or assignment, in which case Landlord may elect to enter into a direct sublease with the proposed assignee or subtenant.

9.5 NO MERGER. No merger shall result from Tenant's sublease of the Premises under this Article Nine, Tenant's surrender of this Sublease or the termination of this Sublease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord thereunder.

                                   ARTICLE X
                               DEFAULTS; REMEDIES

10.1 COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Sublease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions

10.2 DEFAULTS. Tenant shall be in material default under this Sublease:

      10.2.1 VACATION OR ABANDONMENT. If Tenant abandons or vacates the Premises or if such abandonment or vacation of the Premises results in the cancellation of any insurance described in Section 4.4; or

      10.2.2 FAILURE TO PAY. If Tenant fails to pay rent or any other charge required to be paid to Tenant, as and when due; or

      10.2.3 FAILURE TO PERFORM. If Tenant fails to perform any of Tenant's nonmonetary obligations under this Sublease for a period of fifteen (15) days after written notice from Landlord; provided that if more time is required to complete such performance, Tenant shall not be in default if Tenant commence such performance within the fifteen (15) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitute a non-curable breach of this Sublease. The notice required by this Subsection is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

      10.2.4 OTHER DEFAULTS. (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) If a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Sublease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Sublease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this Subsection 10.2.4 is not default under this Sublease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Tenant hereunder.

10.3 REMEDIES. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

      10.3.1 TERMINATION OF POSSESSION. Terminate Tenant's right to possession of the Premise by any lawful means, in which case this Sublease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall have the immediate right to re-enter and remove all persons and property and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice of resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby; and Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of all Base Rent, Additional Rent and other charges which were earned or were payable at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been earned or were payable after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been payable for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Sublease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any cost or expenses incurred by Landlord in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Landlord's reasonable attorneys fees incurred in connection therewith, and any real estate commissions or other such fees paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant shall have abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this Subsection 10.3.1 or (ii) proceeding under Subsection 10.3.2.

      10.3.2 MAINTENANCE OF POSSESSION. Maintain Tenant's right to possession, in which case this Sublease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Sublease including the right to recover the rent as it becomes due hereunder.

      10.3.3 OTHER REMEDIES. Pursue any other remedy now or thereafter available to Landlord under the laws or judicial decisions of the state in which the Premises is located.

10.4 THE RIGHT TO RELET THE PREMISES. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Sublease or it may from time to time without terminating this Sublease, make such alterations and repairs as may be necessary in order to relet the property, and relet said property or any part thereof for such term or terms (which may be for a term extending beyond the term of this Sublease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable upon each such reletting all rentals received by the Landlord from such reletting shall be applied, first to the repayment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees and of costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said property by Landlord shall be construed as an election on its part to terminate this Sublease unless a written notice of such intention be given to Tenant or unless the termination thereof be decree by a court of competent jurisdiction.

10.5 WAIVER OF RIGHTS OF REDEMPTION. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants or conditions of this Sublease, or otherwise.

10.6 CUMULATIVE REMEDIES. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

                                   ARTICLE XI
                            PROTECTION OF CREDITORS

11.1 SUBORDINATION

      11.1.1 LANDLORD'S ELECTION. This Sublease is and shall remain subordinate to the Master Lease. In addition, Landlord shall have the right to require Tenant to subordinate this Sublease to any other ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof whenever made or recorded. However, Tenant's right to quiet possession of the Premises during the Sublease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Sublease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Sublease prior to the lien of its ground sublease, deed of trust or mortgage and gives written notice thereof to Tenant, this Sublease shall be deemed prior to such ground sublease, deed of trust or mortgage whether this Sublease is dated prior or subsequent to the date of said ground sublease, deed of trust or mortgage or the date of recording thereof.

      11.1.2 ADDITIONAL DOCUMENTS. Tenant agrees to execute any documents required to effectuate such subordination or to make this sublease prior to the lien of any ground sublease, mortgage or deed of trust, as the case may be, and failing to do so within ten (10) days after written demand does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to do so.

      11.2 ATTORNMENT. If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary, under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Sublease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Sublease or surrender possession of the Premises upon the transfer of Landlord's interest.

      11.3 SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

11.4 ESTOPPEL CERTIFICATES.

      11.4.1 LANDLORD'S REQUEST. Upon Landlord's written request, Tenant shall execute. acknowledge and deliver to Landlord a written statement certifying: (1) that none of the terms or provisions; of this Sublease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Sublease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; and
(iv) that Landlord is not in default under this sublease (or, if the Landlord is claimed to be in default, stating why). Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

      11.4.2 FAILURE TO DELIVER. If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts except as otherwise represented: (i) that the terms and provisions of this Sublease have not been changed resented by Landlord; (ii) that this Sublease has not been cancelled or terminated except as otherwise represented by Landlord;
(iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Sublease. In such event, Tenant shall be estopped from denying the truth of such facts.

11.5 TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender or proposed purchaser of the Premises designated by Landlord any financial statements required by such lender to facilitate the sale, financing or refinancing of the Premises. Tenant represents and warrants to Landlord that
(a) each such financial statement is a true and accurate statement as of the date of such statement and (b) at all times after the date of any such statement during the Sublease Term or any extension thereof, Tenant's net worth, as stated therein, shall not be reduced. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

                                  ARTICLE XII
                                   LEGAL COSTS

12.1 LEGAL PROCEEDINGS. Tenant or Landlord shall reimburse the other party, upon demand, for any costs or expense incurred by the other party in connection with any breach or default of Tenant or Landlord under this Sublease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Sublease is commenced, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant or by any third party against Tenant, or by or against any person holding any interest or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Sublease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fee or costs incurred by Landlord in any such claim or action.

12.2 LANDLORD'S CONSENT. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting) or in connection with any other act which Tenant proposes to do and which requires Landlord's consent, provided, however, such attorney's fees shall not exceed $2,500.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

13.2  LANDLORD'S LIABILITY; CERTAIN DUTIES.

      13.2.1 LANDLORD. As used in this Sublease, the term "Landlord" means only the current owner or owners of the leasehold estate under the Master Lease at the time in question. Each Landlord has obligated to perform the obligations of Landlord under this Sublease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Sublease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant, if such funds have not yet been applied under the terms of this Sublease.

      13.2.2 WRITTEN NOTICE. Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Sublease to Landlord and to the District, any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Sublease unless Landlord (or the District, or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

13.3 SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Sublease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Sublease, which shall remain in full force and effect.

13.4 INTERPRETATION. The captions of the Articles or Sections of this Sublease are to assist the parties in reading this Sublease and are not a part of the terms or provisions of this Sublease. Whenever required by the context of this Sublease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

13.5 INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Sublease is the only agreement between the parties pertaining to the sublease of the Premises and no other agreements are effective. All amendments to this Sublease shall be in writing and signed by all parities. Any other attempt at amendment shall be void.

13.6 NOTICES. All notices required or permitted under this Sublease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.3 above, except that upon Tenant's taking possession of the Premises, the Premises shall be Tenant's address for notice purposes. Notice to Landlord shall be delivered to the address specified in
Section 1.2 above. All notices shall be effective upon personal delivery or three (3) days after deposit in the U.S. Mail. Either party may change its notice address upon written notice to the other party.

13.7 WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Sublease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Sublease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

13.8 NO RECORDATION. Tenant shall not record this Sublease without prior written consent from Landlord. However, Landlord may require that a "Short Form" memorandum of this Sublease be executed by both parties and recorded.

13.9 BINDING EFFECT; CHOICE OF LAW. This Sublease binds any party who legally acquires any rights or interest in this Sublease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Sublease. The laws of the state in which the Premises are located shall govern this Sublease.

13.10 CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY. If Tenant is a corporation each person signing this Sublease on behalf of Tenant represents and warrants that he has full authority to do so and that this Sublease binds the corporation. Within five (5) days after this Sublease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Sublease or other evidence of such authority reasonably acceptable to Landlord. Tenant is a partnership, each person signing this Sublease for Tenant represents and warrants that he is a general partner of the partnership, that he has full authority to sign for the partnership and that this Sublease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within five (5) days after this Sublease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

13.11 JOINT AND SEVERAL LIABILITY. All parties signing this Sublease as Tenant shall be jointly and severally liable for all obligations of Tenant.

13.12 FORCE MAJEURE. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortage of labor or material, government regulation or restriction and weather conditions.

13.13 NO OPTION. The submission of this Sublease for examination does not constitute a reservation of or option to sublease the Premises and this Sublease becomes effective only upon execution and delivery thereof by Landlord and Tenant.

                                    LANDLORD:

                                    GAP PORTFOLIO PARTNERS,
                                    a New York general partnership

                                    By:   Colony Advisors, Inc.
                                          its authorized agent

                                          By:   /s/ Thomas F. Harrison

                                                Name:  Thomas F.  Harrison
                                                       -------------------
Signed on April 26, 1993                        Title: Senior Vice President
                                                       ---------------------
at San Diego, California

                                    TENANT:

                                    Camino Laboratories, a Delaware corporation

                                    By:   /s/ Hazel Marie Allen   /s/ Jack Rinds

                                          Its: Vice President         Controller

                              ADDITIONAL PROVISIONS
                                 SUBLEASE RIDER

This Additional Provisions Sublease Ride ("Rider") is attached to and made a part of that certain Industrial Real Estate Triple Net Sublease dated April 1, 1993, between GAP Portfolio Partners, a New York General Partnership, as Landlord, and Camino Laboratories, a Delaware corporation as Tenant, covering the Premises commonly known as 5955 Pacific Center Boulevard, Sand Diego, California (the "Sublease"). The terms used in this Rider shall have the same definitions as set forth in the Sublease and the other riders attached to and a part of the Sublease. The provisions of this Rider shall supersede any inconsistent or conflicting provisions of the Sublease, including the other riders attached to and a part of the Sublease.

1. The Additional Rent charges per Paragraph 1.9.2 shall not exceed the dollar amounts delineated below:

                    Calendar Year    Amounts per square foot per month
                    -------------    ---------------------------------
                        1993                     $.181
                        1994                      .186
                        1995                      .192
                        1996                      .198
                        1997                      .204
                        1998                      .210
                        1999                      .216
                        2000                      .222
                        2001                      .229
                        2002                      .236
                        2003                      .243

2. Quiet Possession and Nondisturbance: If Tenant pays the rent and complies with all other terms of this Sublease, Tenant may occupy and enjoy the Premises for the full Sublease term. In the event of a foreclosure sale or conveyance in lieu of such foreclosure, so long as there shall not then exist any breach or default on the part of the Tenant under this Sublease, or any event or condition which, with the giving of notice and/or the passage of time, could become such a breach or default, or any other event that would permit the Tenant's leasehold interest under this Sublease to be terminated, and subject to compliance by the Tenant with the terms hereof, (a) the Tenant's right to possession of the leased Premises and leasehold interest under this Sublease shall not be disturbed and shall continue in effect, and (b) the purchaser or transferee shall recognize and accept the Tenant as tenant under the terms, requirements and provisions of this Sublease.


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

                               TENANT IMPROVEMENT
                                 SUBLEASE RIDER

This Tenant Improvement Sublease Rider ("Rider") is attached to and made a part of that certain Industrial Real Estate Triple Net Sublease dated April 1, 1993, between GAP Portfolio Partners, a New York General Partnership, as Landlord, and Camino Laboratories, a Delaware corporation as Tenant, covering the Premises commonly known as 5955 Pacific Center Boulevard, San Diego, CA 92121 (the "Sublease"). The terms used in this Rider shall have the same definitions as set forth in the Sublease. The provisions of this Rider shall supersede any inconsistent or conflicting provisions of the Sublease.

1. LANDLORD'S OBLIGATION.

      1.1 Landlord shall be responsible for painting interior office walls; cleaning or replacing all carpeting at direction of Tenant; trimming trees in front of building to make "Camino Labs" sign visible; adding wall in old instrument area; and, installing new sinks in RI and QA labs.


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

                              OPTION TO EXTEND TERM
                                 SUBLEASE RIDER

This Option to Extend Term Sublease Rider ("Rider") is attached to and made a part of that certain Industrial Real Estate Triple Net Sublease dated April 1, 1993, between GAP Portfolio Partners, a New York General Partnership, as Landlord, and Camino Laboratories, a Delaware corporation, as Tenant, covering the Premises commonly known as 5955 Pacific Center Boulevard, San Diego, CA 92121 (the "Sublease"). The terms used in this Rider shall have the same definitions as set forth in the Sublease. The provisions of this Rider shall supersede any inconsistent or conflicting provisions of the Sublease.

1. OPTION(S) TO EXTEND TERM.

      1.1 GRANT OF OPTION. Landlord hereby grants to Tenant (3) option (s) (the "Option(s)") to extend the Sublease Term for additional term(s) of (2) years each (the "Extension(s)"), on the same terms and conditions as set forth in the Sublease, but at an increased rent as set forth below.

            1.1.1 Each Option shall be exercised only by written notice delivered to Landlord at least one hundred eighty (180) days before the expiration of the Sublease Term or the preceding Extension of Sublease Term, respectively. If Tenant fails to deliver Landlord written notice of the exercise of an Option within the prescribed time period, such Option and any succeeding Options shall lapse, and there shall be no further right to extend the Sublease Term.

            1.1.2 Each Option shall be exercisable by Tenant on the express conditions that (i) at the time of the exercise, and at all times prior to the commencement of such Extension, Tenant shall not be in default under any of the provisions of the Sublease, and (ii) Tenant has not been ten (10) or more days late on the payment of rent more than a total of three (3) times during the Sublease Term and all preceding Extensions.

      1.2 PERSONAL OPTIONS. The Option(s) are personal to the Tenant named in
Section 1.3 of the Sublease or any Tenant's Affiliate described in Section 9.2 of the Sublease and cannot be transferred.

            1.2.1 If Tenant subleases any portion of the Premises or assigns or otherwise transfers an interest under the Sublease to an entity other than a Tenant Affiliate prior to the exercise of an Option (whether with or without Landlord's consent), such Option and any succeeding Options shall lapse.

            1.2.2 If Tenant subleases any portion of the Premises or assigns or otherwise transfers an interest of Tenant under the Sublease to an entity other than a Tenant Affiliate after the exercise of an Option but prior to the commencement of the respective Extension (whether with or without Landlord's consent), such Option and any succeeding Options shall lapse and the Sublease Term shall expire if such Option were not exercised.


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

            1.2.3 If Tenant subleases any portion of the Premises or assigns or otherwise transfers an interest of Tenant under the Sublease in accordance with
Article 9 of the Sublease after the exercise of an Option and after the commencement of the Extension related to such Option, then the term of the Sublease shall expire upon the expiration of the Extension during which such sublease or transfer occurred and only the succeeding Options shall lapse.

      2. CALCULATION OF RENT

      The Base Rent during the first year of the first extension only, shall b ninety percent (90%) of the preceding year rent. Thereafter, the Base Rent during any subsequent extensions shall continue to increase on each annual anniversary of the Commencement Date as described in Section 1.9.1 of the Sublease.

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

                            [Floorplan of Building 6]

                                  BUILDING # 6

                                   CAMINO LABS

                                    EXHIBIT A


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

                 [Layout of Richardson Pacific Commerce Center]

                                    EXHIBIT B


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

                                    EXHIBIT C

                            [Original Concept Design]


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